UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

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REYNOLDS AMERICAN INC.

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Proposed acquisition of RAI by BAT plc Employee Cascade January 2017

Forward-Looking Information Statements included in this communication that are not historical in nature, including financial estimates and statements as to regulatory approvals and the expected timing, completion and effects of the proposed transaction, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this communication and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding the benefits of the proposed transaction, including future financial and operating results, financial forecasts or projections, the combined company’s plans, expectations, beliefs, intentions and future strategies, and other statements that are not historical facts, and other statements that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “predict,” “possible,” “potential,” “could,” “should” and similar expressions. These statements regarding future events or the future performance or results of Reynolds American Inc. (“RAI”) and its subsidiaries or the combined company inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied by the forward-looking statements. Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the proposed transaction to be consummated, or if consummated, could have an adverse effect on the results of operations, cash flows and financial position of RAI or the combined company, respectively, are the following: the failure to obtain necessary shareholder approvals for the proposed transaction; the failure to obtain necessary regulatory or other approvals for the proposed transaction, or if obtained, the possibility of being subjected to conditions that could reduce the expected synergies and other benefits of the proposed transaction, result in a material delay in, or the abandonment of, the proposed transaction or otherwise have an adverse effect on RAI or the combined company; the failure to satisfy required closing conditions or complete

Forward-Looking Information (cont.) the proposed transaction in a timely manner or at all; the effect of restrictions placed on RAI’s and its subsidiaries’ business activities and the limitations put on RAI’s ability to pursue alternatives to the proposed transaction pursuant to the merger agreement; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the failure to realize projected synergies and other benefits from the proposed transaction; failure to promptly and effectively integrate RAI into British American Tobacco p.l.c. (“BAT”); the uncertainty of the value of the proposed transaction consideration that RAI shareholders will receive in the proposed transaction due to a fixed exchange ratio and a potential fluctuation in the market price of BAT common stock; the difference in rights provided to RAI shareholders under North Carolina law, the RAI articles of incorporation and the RAI bylaws, as compared to the rights RAI shareholders will obtain as BAT shareholders under the laws of England and Wales and BAT’s governing documents; the possibility of RAI’s and BAT’s directors and officers having interests in the proposed transaction that are different from, or in addition to, the interests of RAI shareholders generally; the effect of the announcement of the proposed transaction on the ability to retain and hire key personnel, maintain business relationships, and on operating results and businesses generally; the incurrence of significant pre- and post-transaction related costs in connection with the proposed transaction; evolving legal, regulatory and tax regimes; and the occurrence of any event giving rise to the right of a party to terminate the merger agreement. Discussions of additional risks, contingencies and uncertainties are contained in RAI’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except as provided by federal securities laws, RAI is not under any obligation to, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Additional Information This communication may be deemed to be solicitation material in respect of the proposed transaction involving RAI and BAT. In connection with the proposed transaction, BAT will file with the SEC a registration statement on Form F-4 that will include the proxy statement of RAI that also constitutes a prospectus of BAT. RAI plans to mail the definitive proxy statement/prospectus to its shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BAT, RAI, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI and BAT through the SEC’s web site at http://www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI, when available, by contacting RAI Investor Relations at raiinvestorrelations@reynoldsamerican.com or by calling (336) 741-5165 or at RAI’s website at www.reynoldsamerican.com, and will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by BAT, when available, by contacting BAT Investor Relations at batir@bat.com or by calling +44 (0) 20 7845 1000 or at BAT’S website at www.bat.com. RAI, BAT and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from RAI shareholders in respect of the proposed transaction that will be described in the proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from RAI shareholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy

Additional Information (cont.) statement/prospectus when it is filed with the SEC. You may also obtain the documents that RAI files electronically from the SEC’s web site at http://www.sec.gov. Information regarding RAI’s directors and executive officers is contained in RAI’s Annual Report on Form 10-K for the year ended December 31, 2015 and its Proxy Statement on Schedule 14A, dated March 23, 2016, as supplemented, which are filed with the SEC. Information regarding BAT’s directors and executive officers is contained in BAT’s Annual Reports, which may be obtained free of charge from BAT’s website at www.bat.com. This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities in any jurisdiction pursuant to the acquisition, the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Adjusted vs. GAAP* Results RAI management uses ‘adjusted’ (Non-GAAP) measurements, which exclude certain income and expense items in its reported (GAAP) results that management believes are not part of RAI’s underlying business operations. ‘Adjusted’ (Non-GAAP) results are not, and should not be viewed as, substitutes for ‘reported’ (GAAP) results. RAI’s Oct. 19, 2016, earnings press release, which is on the RAI website, includes an explanation of the company’s use of adjusted EPS guidance and reconciliations of reported to adjusted results. *GAAP = Generally Accepted Accounting Principles

Agenda Transaction Highlights RAI’s Strength and Success Strength of Combined Companies Timeline Our Transformation Journey Impact on Compensation & Benefits Q&A

Transaction highlights

RAI / BAT agree on acquisition Cash and stock transaction valuing RAI at $59.64 per share 26.4% premium to RAI stock price on Oct. 20, 2016 Approved by transaction committee of RAI Board of Directors and RAI Board Total RAI enterprise value of $97 billion Unique opportunity for future growth in combined company

Combination creates the World’s largest global Tobacco company

Win / Win for RAI companies & BAT Combined companies well positioned for continued success Strong portfolio of traditional and next-generation products Best product development and R&D in the industry Most talented workforce – more than 50,000 strong Financial strength: $30B revenue; $12B operating income* RAI companies will be significant contributors to BAT’s profits * These are pro forma estimates for the combined organization

Values and builds on RAI strengths BAT advises us: No plans to close or move head office in Winston-Salem Great majority of RAI companies’ jobs preserved No plans to make any significant changes to the: High-quality manufacturing facilities in N.C. and Tenn. Trade Marketing team BAT has no U.S. employees or manufacturing

Values and builds on RAI strengths (cont.) Creates new opportunities for employees of RAI and BAT U.S. job growth and expansion possible BAT known for developing and rewarding employees Opportunity to share talent and expertise

Testament to RAI’s Strategic & operational Strength & success

Strong companies, strong brands RAI companies well positioned in U.S. market Leaders in innovation and new-product commercialization Superior consumer and trade engagement capabilities Effective and efficient business strategies

Proven record capturing cost savings RAI Adj. Operating Margin 48.5% Reconciliation of GAAP to Adjusted results in RAI’s 3Q16 earnings release Results reflected in strong adjusted operating margin improvement Intense focus on efficiency Continuous productivity improvements

Excellent total shareholder return Through Dec. 31, 2016 Source: Bloomberg Outpacing S&P 500 over the long term S&P 500 RAI 26% 151% 238% 488% 1,107%

Combined companies stronger than Either business alone

Compelling & complementary brands … BAT’s global cigarette drive brands RAI OpCo’s key brands BAT sells more than 200 brands, in more than 200 markets

… with world-class Next Generation Products Combination offers opportunity to create truly global leading NGP brands Current products include tobacco-heating products, hybrids, closed vapor systems and open vapor systems

… and significant presence in largest NGP markets Retail excludes specialist vape stores and online sales RAI OpCo’s U.S. 44% Poland 55 – 60% U.K. 34.6% Germany 8.6% France 4.8% Italy 2.1% Nielsen unit share, 52 weeks to 5-Nov-16 All Market Nielsen Retail Audit(a), 6MMA Share Internal estimates, retail channel(a) Internal estimates, retail channel(a) share, 6MMA Internal estimates, retail channel(a) share, 6MMA BAT Japan n/a No relevant data as BAT just launched

SEC process expected to take 4 to 5 months BAT plc will become a registrant and a reporting company under the US securities laws as part of the transaction. NYSE-listed Level III ADSs representing BAT ordinary shares will be issued to RAI shareholders as part of the deal consideration. RAI shareholder vote The transaction is required to be approved by holders of a majority of the unaffiliated RAI shares entitled to vote and who are present (in person or by proxy) and voting at the RAI shareholders meeting and a majority of the RAI outstanding shares. A proxy statement/prospectus, together with notice of the relevant RAI shareholder meeting, will be distributed to RAI shareholders in late Q2 or Q3. The timing of the RAI shareholders meeting will be aligned with the timing of the BAT shareholder vote. BAT shareholder vote The merger requires the approval of holders of a majority of BAT shares that are present (in person or by proxy) and entitled to vote at the BAT shareholders meeting. A shareholder circular, together with notice of the relevant BAT shareholder meeting, will be distributed to BAT shareholders in late Q2 or Q3. Closing conditions The merger is subject to US anti-trust clearance along with certain other regulatory approvals and other customary closing conditions. Expected closing in Q3 2017 Completion is expected to take place shortly after the BAT and RAI affirmative shareholder votes and is expected to occur in Q3 2017. Timeline

Proposed RAI Acquisition

Impact on compensation & benefits Through 2018, BAT has agreed to maintain: Base pay levels AIAP percentages and awards You will receive AIAP awards in 2017 and 2018 Substantially similar to existing RAI benefits Normal RAI-initiated changes may occur between signing and closing